                                                                      EXHIBIT 21


                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES

                                  SUBSIDIARIES
                              DOMESTIC SUBSIDIARIES

                                                                                    STATE OF
SUBSIDIARY                                                                       INCORPORATION
----------                                                                       -------------
564 Randolph Co. #2                                                                Illinois
IRI Puerto Rico, Inc. (formerly Market Trends, Inc.)                               Puerto Rico
NEO, Inc.                                                                          Connecticut
IRI Venezuela Holdings, Inc.                                                       Delaware
IRI Guatemala Holdings, Inc.                                                       Delaware
IRI Greek Holdings, Inc.                                                           Delaware
IRI French Holdings, Inc.                                                          Delaware
IRI Italy Holdings, Inc.                                                           Delaware
InfoScan Italy Holdings, Inc.                                                      Delaware
IRI Logistics, Inc. (formerly LogiCNet, Inc.)                                      Delaware
Shoppers Hotline, Inc.                                                             Delaware
North Clinton Corporation                                                          Illinois



                              FOREIGN SUBSIDIARIES


                                                                                   COUNTRY OF
SUBSIDIARY                                                                       INCORPORATION
----------                                                                       -------------
Information Resources S.A.                                                         France
IRI Software, Ltd. (formerly known as Management Decision
  Systems, Limited) d/b/a Information Resources                                    United Kingdom
IRI Software B.V.                                                                  The Netherlands
Information Resources GmbH                                                         Federal Republic
                                                                                   of Germany
Information Resources Australia Pty. Ltd.                                          Australia
Information Resources Japan, Ltd.                                                  Japan
IRI Apollo K.K.                                                                    Japan
Information Resources New Zealand Pty. Ltd.                                        New Zealand
IRI-SECODIP, S.N.S.                                                                France
IRI Hellas, S.A.                                                                   Greece
Information Resources de Mexico, S.A. de C.V. (formerly
  known as IRI Software de Mexico, S.A. de C.V.)                                   Mexico
IRI InfoScan S.r.1                                                                 Italy
Precis (1136) Limited                                                              United Kingdom
IRI InfoScan Limited (formerly InfoScan NMRA Limited)                              United Kingdom
IRI/GfK Retail Services GmbH                                                       Federal Republic
                                                                                   of Germany
IRI/GfK Retail Services B.V. (formerly GfK InfoScan B.V.)                          The Netherlands
Information Resources Espana, S.L.                                                 Spain